EXHIBIT 24
POWER OF ATTORNEY
For Executing Forms 3, 4 and 5

      Know all by these presents, that the undersigned hereby constitutes and appoints each of
William Heiden, Patricia Nagle and Kristie Bolieau, each acting singly, his true and lawful attorney-in-fact from the date hereof to:
      (1)        Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of GTC Biotherapeutics, Inc. (the "Company"), forms and authentication documents for EDGAR Filing Access;
      (2)        execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of the Company, Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
      (3)        do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and the timely filing of such form with the
United States Securities and Exchange Commission and any other authority; and
      (4)        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully for all intents and purposes as the such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934, as amended.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
      By this Power of Attorney, the undersigned further revokes all previous powers of attorney relating to the undersigned's obligations to file Forms 3, 4 and 5 in respect of the
Company's securities under Section 16(a) of the Securities Exchange Act of 1934 and related matters.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 27th day of September, 2010.

/s/ Alan W. Tuck
Name: Alan W. Tuck